Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	January 23, 2020

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES 2019 FOURTH QUARTER

AND FULL-YEAR RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for 2019.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $3.60 in the fourth quarter of 2019, compared with $3.76 in the year-earlier quarter and $3.47 in the third quarter of 2019. GAAP-basis net income in the recent quarter was $493 million, compared with $546 million in the final quarter of 2018 and $480 million in the third 2019 quarter. GAAP-basis net income for the fourth quarter of 2019 expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.60% and 12.95%, respectively, compared with 1.84% and 14.80%, respectively, in the similar 2018 quarter and 1.58% and 12.73%, respectively, in the third quarter of 2019.

Earnings Highlights

				Change 4Q19 vs.
($ in millions, except per share data)	4Q19	4Q18	3Q19	4Q18	3Q19

Net income	$493	$546	$480	-10%	3%
Net income available to common shareholders ̶ diluted	$473	$525	$461	-10%	3%
Diluted earnings per common share	$3.60	$3.76	$3.47	-4%	4%
Annualized return on average assets	1.60%	1.84%	1.58%
Annualized return on average common equity	12.95%	14.80%	12.73%

Darren J. King, Executive Vice President and Chief Financial Officer, commented on M&T’s performance, “M&T’s results reflect a year of strong performance. Earnings per common share for 2019 rose 8%, combined net interest income and other income increased over 4%, and net charge-offs as a percentage of loans remained at a historically low level. Strong growth in income from the mortgage banking and trust businesses led the revenue improvement.”

For the year ended December 31, 2019, diluted earnings per common share were $13.75, up 8% from $12.74 in 2018. GAAP-basis net income in 2019 aggregated $1.93 billion, up from $1.92 billion in 2018. Expressed as a rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for 2019 was 1.61% and 12.87%, respectively, compared with 1.64% and 12.82%, respectively, in 2018.

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Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $3.62 in the fourth quarter of 2019, compared with $3.79 in the final 2018 quarter and $3.50 in the third quarter of 2019.  Net operating income in the recent quarter was $496 million, compared with $550 million in the fourth quarter of 2018 and $484 million in the third quarter of 2019. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the fourth quarter of 2019 was 1.67% and 19.08%, respectively, compared with 1.93% and 22.16%, respectively, in the similar 2018 quarter and 1.66% and 18.85%, respectively, in the third quarter of 2019.

Diluted net operating earnings per common share for the year ended December 31, 2019 increased 8% to $13.86 from $12.86 in 2018. Net operating income in each of 2019 and 2018 was $1.94 billion. Expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.69% and 19.08%, respectively, during 2019, compared with 1.72% and 19.09%, respectively, in 2018.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $1.01 billion in the fourth quarter of 2019, compared with $1.06 billion in the year-earlier quarter. That decline resulted from a 28 basis point narrowing of the net interest margin, to 3.64% in 2019’s fourth quarter from 3.92% in the final quarter of 2018, that was partially offset by the impact of higher average earning assets, which rose from $107.8 billion in the fourth quarter of 2018 to $110.6 billion in the recent quarter. In the third quarter of 2019, taxable-equivalent net interest income was $1.04 billion, the net interest margin was 3.78% and average earning assets totaled $108.6 billion. Taxable-equivalent net interest income for the full year of 2019 increased to $4.15 billion from $4.09 billion in 2018. The net interest margin was 3.84% in 2019 and 3.83% in 2018.

Taxable-equivalent Net Interest Income

				Change 4Q19 vs.
($ in millions)	4Q19	4Q18	3Q19	4Q18	3Q19

Average earning assets	$110,581	$107,785	$108,643	3%	2%
Net interest income ̶ taxable-equivalent	$1,014	$1,065	$1,035	-5%	-2%
Net interest margin	3.64%	3.92%	3.78%

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M&T BANK CORPORATION

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $54 million in the final quarter of 2019, compared with $38 million in the corresponding 2018 quarter and $45 million in the third quarter of 2019. Net loan charge-offs were $41 million during the recent quarter, compared with $38 million in the fourth quarter of 2018 and $36 million in 2019’s third quarter. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .18% and .17% in the final quarters of 2019 and 2018, respectively, and .16% in the third quarter of 2019. The provision for credit losses was $176 million for the year ended December 31, 2019, compared with $132 million in 2018. Net loan charge-offs during 2019 and 2018 aggregated $144 million and $130 million, respectively, representing .16% and .15%, respectively, of average loans outstanding.

Loans classified as nonaccrual totaled $963 million or 1.06% of total loans outstanding at December 31, 2019, compared with $894 million or 1.01% a year earlier and $1.01 billion or 1.12% at September 30, 2019. Assets taken in foreclosure of defaulted loans were $86 million at December 31, 2019, compared with $78 million and $80 million at December 31, 2018 and September 30, 2019, respectively.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $1.05 billion or 1.16% of loans outstanding at December 31, 2019, compared with $1.02 billion or 1.15% at December 31, 2018 and $1.04 billion or 1.16% at September 30, 2019.

Asset Quality Metrics
				Change 4Q19 vs.
($ in millions)	4Q19	4Q18	3Q19	4Q18	3Q19

At end of quarter
Nonaccrual loans	$963	$894	$1,005	8%	-4%
Real estate and other foreclosed assets	$86	$78	$80	9%	7%
Total nonperforming assets	$1,049	$972	$1,085	8%	-3%
Accruing loans past due 90 days or more (1)	$519	$223	$461	133%	12%
Nonaccrual loans as % of loans outstanding	1.06%	1.01%	1.12%

Allowance for credit losses	$1,051	$1,019	$1,038	3%	1%
Allowance for credit losses as % of loans outstanding	1.16%	1.15%	1.16%

For the period
Provision for credit losses	$54	$38	$45	42%	20%
Net charge-offs	$41	$38	$36	9%	14%
Net charge-offs as % of average loans (annualized)	.18%	.17%	.16%

(1)	Excludes loans acquired at a discount. Predominantly residential real estate loans.

Noninterest Income and Expense.  Noninterest income totaled $521 million in the fourth quarter of 2019, 8% higher than $481 million in the year-earlier quarter. That improvement resulted from significantly higher residential mortgage banking revenues and trust income, partially offset by unrealized losses on investment securities. During the third quarter of 2019, noninterest income totaled $528 million. The decline in such income in the recent quarter as compared with 2019’s third quarter reflected lower commercial mortgage

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banking revenues and unrealized losses on investment securities that were partially offset by increases in letter of credit and credit-related fees and trust income.

Noninterest Income

				Change 4Q19 vs.
($ in millions)	4Q19	4Q18	3Q19	4Q18	3Q19

Mortgage banking revenues	$118	$92	$137	28%	-14%
Service charges on deposit accounts	111	109	111	2%	—
Trust income	151	135	144	12%	5%
Brokerage services income	12	13	12	-7%	-2%
Trading account and foreign exchange gains	17	17	16	1%	4%
Gain (loss) on bank investment securities	(6)	4	4	—	—
Other revenues from operations	118	111	104	7%	14%
Total	$521	$481	$528	8%	-1%

Noninterest income rose 11% to $2.06 billion in 2019 from $1.86 billion in 2018. Growth was experienced in most major sources of noninterest income, led by mortgage banking revenues and trust income.

Noninterest expense totaled $824 million in 2019’s final quarter, $802 million in the corresponding quarter of 2018 and $878 million in the third quarter of 2019.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets, noninterest operating expenses were $819 million in the recent quarter, $797 million in the fourth quarter of 2018 and $873 million in 2019’s third quarter. Significant factors contributing to the higher level of noninterest expenses in the recent quarter as compared with year-earlier quarter were increased costs for salaries and employee benefits and outside data processing and software, partially offset by lower contributions to The M&T Charitable Foundation and a reduction of the valuation allowance for capitalized residential mortgage servicing rights. The lower level of noninterest expenses in the final 2019 quarter as compared with the immediately preceding quarter was attributable to reduced costs for professional services and salaries and employee benefits, and changes in the valuation allowance for capitalized residential mortgage servicing rights. That allowance was reduced by $16 million during the recent quarter, compared with an addition to the allowance of $14 million in the third quarter of 2019.

Noninterest Expense

				Change 4Q19 vs.
($ in millions)	4Q19	4Q18	3Q19	4Q18	3Q19

Salaries and employee benefits	$469	$439	$477	7%	-2%
Equipment and net occupancy	83	74	83	13%	—
Outside data processing and software	62	50	60	23%	2%
FDIC assessments	12	10	10	26%	25%
Advertising and marketing	27	26	22	4%	23%
Printing, postage and supplies	10	9	10	8%	-7%
Amortization of core deposit and other intangible assets	4	5	5	-20%	-15%
Other costs of operations	157	189	211	-17%	-26%
Total	$824	$802	$878	3%	-6%

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M&T BANK CORPORATION

For the year ended December 31, 2019 noninterest expense aggregated $3.47 billion, compared with $3.29 billion in 2018. Noninterest operating expenses were $3.45 billion and $3.26 billion in 2019 and 2018, respectively. Contributing to the higher level of such expenses in 2019 were increased costs for salaries and employee benefits, equipment and net occupancy, outside data processing and software, and professional services, and a $48 million charge in the second quarter of 2019 associated with the sale of an equity investment in an asset manager. Partially offsetting those factors were lower costs associated with legal-related matters and charitable contributions, and a decline in FDIC assessments.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 53.1% in the fourth quarter of 2019, 51.7% in the similar 2018 quarter and 55.9% in the third quarter of 2019. The efficiency ratio for the full year 2019 was 55.7%, compared with 54.8% in 2018.

Balance Sheet.  M&T had total assets of $119.9 billion at December 31, 2019, compared with $120.1 billion and $125.5 billion at December 31, 2018 and September 30, 2019, respectively. Loans and leases, net of unearned discount, were $90.9 billion at the recent quarter-end, $88.5 billion at December 31, 2018 and $89.8 billion at September 30, 2019. The increase in outstanding balances of loans and leases from September 30 to December 31, 2019 was predominantly attributable to growth in commercial loans and commercial real estate loans. Total deposits were $94.8 billion at December 31, 2019, compared with $90.2 billion a year earlier and $95.1 billion at September 30, 2019. The higher level of deposits at the end of 2019 as compared with a year earlier reflects increased deposits associated with residential mortgage servicing activities.

Total shareholders' equity was $15.7 billion, or 13.11% of total assets at December 31, 2019, compared with $15.5 billion, or 12.87% at December 31, 2018 and $15.8 billion, or 12.57% at September 30, 2019. Common shareholders' equity was $14.5 billion, or $110.78 per share, at December 31, 2019, compared with $14.2 billion, or $102.69 per share, a year-earlier and $14.5 billion, or $109.84 per share, at September 30, 2019.  Tangible equity per common share was $75.44 at December 31, 2019, compared with $69.28 at December 31, 2018 and $74.93 at September 30, 2019. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 9.72% at December 31, 2019.

In accordance with its capital plan, M&T repurchased 1,724,000 shares of its common stock during the recent quarter at an average cost per share of $163.69 for a total cost of $282 million. In the aggregate, during 2019, M&T repurchased 8,257,000 shares of common stock at a total cost of $1.35 billion.

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Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss fourth quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 780-2276.  International participants, using any applicable international calling codes, may dial

(973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #9399388.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday, January 30, 2020 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to ID #9399388.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the

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actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Year ended
	December 31			December 31
Amounts in thousands, except per share	2019	2018	Change	2019	2018	Change
Performance
Net income	$493,066	546,219	-10%	$1,929,149	1,918,080	1%
Net income available to common shareholders	473,372	525,328	-10%	1,849,511	1,836,035	1%
Per common share:
Basic earnings	$3.60	3.76	-4%	$13.76	12.75	8%
Diluted earnings	3.60	3.76	-4%	13.75	12.74	8%
Cash dividends	$1.10	1.00	10%	$4.10	3.55	15%
Common shares outstanding:
Average - diluted (1)	131,549	139,838	-6%	134,462	144,151	-7%
Period end (2)	130,589	138,534	-6%	130,589	138,534	-6%
Return on (annualized):
Average total assets	1.60%	1.84%		1.61%	1.64%
Average common shareholders' equity	12.95%	14.80%		12.87%	12.82%
Taxable-equivalent net interest income	$1,014,225	1,064,918	-5%	$4,153,127	4,094,199	1%
Yield on average earning assets	4.27%	4.51%		4.53%	4.33%
Cost of interest-bearing liabilities	.97%	.94%		1.05%	.78%
Net interest spread	3.30%	3.57%		3.48%	3.55%
Contribution of interest-free funds	.34%	.35%		.36%	.28%
Net interest margin	3.64%	3.92%		3.84%	3.83%
Net charge-offs to average total net loans (annualized)	.18%	.17%		.16%	.15%
Net operating results (3)
Net operating income	$496,237	550,169	-10%	$1,943,508	1,936,155	—
Diluted net operating earnings per common share	3.62	3.79	-4%	13.86	12.86	8%
Return on (annualized):
Average tangible assets	1.67%	1.93%		1.69%	1.72%
Average tangible common equity	19.08%	22.16%		19.08%	19.09%
Efficiency ratio	53.15%	51.70%		55.66%	54.79%

	At December 31
Loan quality	2019	2018	Change
Nonaccrual loans	$963,112	893,608	8%
Real estate and other foreclosed assets	85,646	78,375	9%
Total nonperforming assets	$1,048,758	971,983	8%
Accruing loans past due 90 days or more (4)	$518,728	222,527	133%
Government guaranteed loans included in totals above:
Nonaccrual loans	$50,891	34,667	47%
Accruing loans past due 90 days or more	479,829	192,443	149%
Renegotiated loans	$234,424	245,367	-4%
Accruing loans acquired at a discount past due 90 days or more (5)	$39,632	39,750	—
Purchased impaired loans (6):
Outstanding customer balance	$415,413	529,520	-22%
Carrying amount	227,545	303,305	-25%
Nonaccrual loans to total net loans	1.06%	1.01%
Allowance for credit losses to total loans	1.16%	1.15%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 15.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Amounts in thousands, except per share	2019	2019	2019	2019	2018
Performance
Net income	$493,066	480,081	473,260	482,742	546,219
Net income available to common shareholders	473,372	461,410	452,633	462,086	525,328
Per common share:
Basic earnings	$3.60	3.47	3.34	3.35	3.76
Diluted earnings	3.60	3.47	3.34	3.35	3.76
Cash dividends	$1.10	1.00	1.00	1.00	1.00
Common shares outstanding:
Average - diluted (1)	131,549	132,999	135,464	137,920	139,838
Period end (2)	130,589	132,277	134,200	136,637	138,534
Return on (annualized):
Average total assets	1.60%	1.58%	1.60%	1.68%	1.84%
Average common shareholders' equity	12.95%	12.73%	12.68%	13.14%	14.80%
Taxable-equivalent net interest income	$1,014,225	1,035,469	1,047,406	1,056,027	1,064,918
Yield on average earning assets	4.27%	4.51%	4.64%	4.71%	4.51%
Cost of interest-bearing liabilities	.97%	1.10%	1.11%	1.04%	.94%
Net interest spread	3.30%	3.41%	3.53%	3.67%	3.57%
Contribution of interest-free funds	.34%	.37%	.38%	.37%	.35%
Net interest margin	3.64%	3.78%	3.91%	4.04%	3.92%
Net charge-offs to average total net loans (annualized)	.18%	.16%	.20%	.10%	.17%
Net operating results (3)
Net operating income	$496,237	483,830	477,001	486,440	550,169
Diluted net operating earnings per common share	3.62	3.50	3.37	3.38	3.79
Return on (annualized):
Average tangible assets	1.67%	1.66%	1.68%	1.76%	1.93%
Average tangible common equity	19.08%	18.85%	18.83%	19.56%	22.16%
Efficiency ratio	53.15%	55.95%	55.98%	57.56%	51.70%

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan quality	2019	2019	2019	2019	2018
Nonaccrual loans	$963,112	1,005,249	865,384	881,611	893,608
Real estate and other foreclosed assets	85,646	79,735	72,907	81,335	78,375
Total nonperforming assets	$1,048,758	1,084,984	938,291	962,946	971,983
Accruing loans past due 90 days or more (4)	$518,728	461,162	348,725	244,257	222,527
Government guaranteed loans included in totals above:
Nonaccrual loans	$50,891	43,144	36,765	35,481	34,667
Accruing loans past due 90 days or more	479,829	434,132	320,305	194,510	192,443
Renegotiated loans	$234,424	240,781	254,332	267,952	245,367
Accruing loans acquired at a discount past due 90 days or more (5)	$39,632	40,733	43,079	43,995	39,750
Purchased impaired loans (6):
Outstanding customer balance	$415,413	453,382	473,834	495,163	529,520
Carrying amount	227,545	253,496	263,025	278,783	303,305
Nonaccrual loans to total net loans	1.06%	1.12%	.96%	.99%	1.01%
Allowance for credit losses to total loans	1.16%	1.16%	1.15%	1.15%	1.15%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Excludes loans acquired at a discount. Predominantly residential real estate loans.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2019	2018	Change	2019	2018	Change
Interest income	$1,185,902	1,220,281	-3%	$4,879,593	4,598,711	6%
Interest expense	177,069	161,321	10	749,329	526,409	42
Net interest income	1,008,833	1,058,960	-5	4,130,264	4,072,302	1
Provision for credit losses	54,000	38,000	42	176,000	132,000	33
Net interest income after provision for credit losses	954,833	1,020,960	-6	3,954,264	3,940,302	—
Other income
Mortgage banking revenues	118,134	92,229	28	457,770	360,442	27
Service charges on deposit accounts	110,987	108,791	2	432,978	429,337	1
Trust income	151,525	135,024	12	572,608	537,585	7
Brokerage services income	11,891	12,781	-7	48,922	51,069	-4
Trading account and foreign exchange gains	16,717	16,582	1	62,044	32,547	91
Gain (loss) on bank investment securities	(6,452)	4,219	—	18,037	(6,301)	—
Other revenues from operations	118,238	110,970	7	469,320	451,321	4
Total other income	521,040	480,596	8	2,061,679	1,856,000	11
Other expense
Salaries and employee benefits	469,080	438,928	7	1,900,797	1,752,264	8
Equipment and net occupancy	82,892	73,519	13	324,079	298,828	8
Outside data processing and software	61,720	50,206	23	229,731	199,025	15
FDIC assessments	12,431	9,837	26	41,535	68,526	-39
Advertising and marketing	27,063	25,910	4	93,472	85,710	9
Printing, postage and supplies	9,513	8,777	8	39,893	35,658	12
Amortization of core deposit and other intangible assets	4,305	5,359	-20	19,490	24,522	-21
Other costs of operations	156,679	189,626	-17	819,685	823,529	—
Total other expense	823,683	802,162	3	3,468,682	3,288,062	5
Income before income taxes	652,190	699,394	-7	2,547,261	2,508,240	2
Applicable income taxes	159,124	153,175	4	618,112	590,160	5
Net income	$493,066	546,219	-10%	$1,929,149	1,918,080	1%

11-11-11-11-11

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2019	2019	2019	2019	2018
Interest income	$1,185,902	1,229,469	1,237,913	1,226,309	1,220,281
Interest expense	177,069	199,579	196,432	176,249	161,321
Net interest income	1,008,833	1,029,890	1,041,481	1,050,060	1,058,960
Provision for credit losses	54,000	45,000	55,000	22,000	38,000
Net interest income after provision for credit losses	954,833	984,890	986,481	1,028,060	1,020,960
Other income
Mortgage banking revenues	118,134	137,004	107,321	95,311	92,229
Service charges on deposit accounts	110,987	111,092	107,787	103,112	108,791
Trust income	151,525	143,915	144,382	132,786	135,024
Brokerage services income	11,891	12,077	12,478	12,476	12,781
Trading account and foreign exchange gains	16,717	16,072	18,453	10,802	16,582
Gain (loss) on bank investment securities	(6,452)	3,737	8,911	11,841	4,219
Other revenues from operations	118,238	103,882	112,763	134,437	110,970
Total other income	521,040	527,779	512,095	500,765	480,596
Other expense
Salaries and employee benefits	469,080	476,780	455,737	499,200	438,928
Equipment and net occupancy	82,892	82,690	79,150	79,347	73,519
Outside data processing and software	61,720	60,360	55,234	52,417	50,206
FDIC assessments	12,431	9,906	9,772	9,426	9,837
Advertising and marketing	27,063	22,088	24,046	20,275	25,910
Printing, postage and supplies	9,513	10,201	10,324	9,855	8,777
Amortization of core deposit and other intangible assets	4,305	5,088	5,077	5,020	5,359
Other costs of operations	156,679	210,506	233,692	218,808	189,626
Total other expense	823,683	877,619	873,032	894,348	802,162
Income before income taxes	652,190	635,050	625,544	634,477	699,394
Applicable income taxes	159,124	154,969	152,284	151,735	153,175
Net income	$493,066	480,081	473,260	482,742	546,219

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2019	2018	Change
ASSETS
Cash and due from banks	$1,432,805	1,605,439	-11%
Interest-bearing deposits at banks	7,190,154	8,105,197	-11
Federal funds sold	3,500	—	—
Trading account	470,129	185,584	153
Investment securities	9,497,251	12,692,813	-25
Loans and leases:
Commercial, financial, etc.	23,838,168	22,977,976	4
Real estate - commercial	35,541,914	34,363,556	3
Real estate - consumer	16,156,094	17,154,446	-6
Consumer	15,386,693	13,970,499	10
Total loans and leases, net of unearned discount	90,922,869	88,466,477	3
Less: allowance for credit losses	1,051,071	1,019,444	3
Net loans and leases	89,871,798	87,447,033	3
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	29,034	47,067	-38
Other assets	6,784,974	5,421,158	25
Total assets	$119,872,757	120,097,403	—%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$32,396,407	32,256,668	—%
Interest-bearing deposits	60,689,618	57,087,998	6
Deposits at Cayman Islands office	1,684,044	811,906	107
Total deposits	94,770,069	90,156,572	5
Short-term borrowings	62,363	4,398,378	-99
Accrued interest and other liabilities	2,337,490	1,637,348	43
Long-term borrowings	6,986,186	8,444,914	-17
Total liabilities	104,156,108	104,637,212	—
Shareholders' equity:
Preferred	1,250,000	1,231,500	2
Common	14,466,649	14,228,691	2
Total shareholders' equity	15,716,649	15,460,191	2
Total liabilities and shareholders' equity	$119,872,757	120,097,403	—%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2019	2019	2019	2019	2018
ASSETS
Cash and due from banks	$1,432,805	1,818,861	1,271,611	1,267,260	1,605,439
Interest-bearing deposits at banks	7,190,154	12,495,524	8,791,753	7,602,897	8,105,197
Federal funds sold	3,500	200	—	—	—
Trading account	470,129	614,256	479,403	276,322	185,584
Investment securities	9,497,251	10,677,583	11,580,249	12,536,840	12,692,813
Loans and leases:
Commercial, financial, etc.	23,838,168	23,201,372	23,431,408	23,090,204	22,977,976
Real estate - commercial	35,541,914	34,945,231	35,194,375	34,690,930	34,363,556
Real estate - consumer	16,156,094	16,500,955	16,693,737	16,769,933	17,154,446
Consumer	15,386,693	15,175,635	14,558,538	14,088,816	13,970,499
Total loans and leases, net of unearned discount	90,922,869	89,823,193	89,878,058	88,639,883	88,466,477
Less: allowance for credit losses	1,051,071	1,038,437	1,029,867	1,019,337	1,019,444
Net loans and leases	89,871,798	88,784,756	88,848,191	87,620,546	87,447,033
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	29,034	33,339	38,428	43,947	47,067
Other assets	6,784,974	6,483,295	5,952,148	6,084,281	5,421,158
Total assets	$119,872,757	125,500,926	121,554,895	120,025,205	120,097,403

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$32,396,407	31,766,724	30,747,946	29,966,753	32,256,668
Interest-bearing deposits	60,689,618	61,785,212	59,568,223	59,433,806	57,087,998
Deposits at Cayman Islands office	1,684,044	1,561,997	1,364,855	1,069,191	811,906
Total deposits	94,770,069	95,113,933	91,681,024	90,469,750	90,156,572
Short-term borrowings	62,363	5,513,896	4,611,390	3,602,566	4,398,378
Accrued interest and other liabilities	2,337,490	2,090,762	1,915,147	1,889,336	1,637,348
Long-term borrowings	6,986,186	7,002,524	7,655,507	8,476,024	8,444,914
Total liabilities	104,156,108	109,721,115	105,863,068	104,437,676	104,637,212
Shareholders' equity:
Preferred	1,250,000	1,250,000	1,231,500	1,231,500	1,231,500
Common	14,466,649	14,529,811	14,460,327	14,356,029	14,228,691
Total shareholders' equity	15,716,649	15,779,811	15,691,827	15,587,529	15,460,191
Total liabilities and shareholders' equity	$119,872,757	125,500,926	121,554,895	120,025,205	120,097,403

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		December 31,		September 30,		December 31, 2019 from		December 31,				Change
Dollars in millions	2019		2018		2019		December 31,	September 30,	2019		2018		in
	Balance	Rate	Balance	Rate	Balance	Rate	2018	2019	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$8,944	1.65%	7,394	2.23%	7,405	2.16%	21%	21%	$6,783	2.08%	5,614	1.93%	21%
Federal funds sold and agreements
to resell securities	1,279	1.68	—	—	18	2.01	—	—	327	1.68	1	1.95	—
Trading account	70	4.36	56	2.65	67	.89	26	4	68	2.72	58	2.55	17
Investment securities	10,044	2.51	13,034	2.41	11,075	2.48	-23	-9	11,550	2.50	13,694	2.37	-16
Loans and leases, net of unearned
discount
Commercial, financial, etc.	23,548	4.36	22,376	4.92	23,326	4.82	5	1	23,306	4.80	21,832	4.60	7
Real estate - commercial	35,039	5.06	33,586	5.27	35,200	5.14	4	—	34,885	5.21	33,682	5.01	4
Real estate - consumer	16,330	4.15	17,421	4.31	16,673	4.20	-6	-2	16,665	4.25	18,330	4.18	-9
Consumer	15,327	5.26	13,918	5.35	14,879	5.44	10	3	14,638	5.43	13,555	5.19	8
Total loans and leases, net	90,244	4.77	87,301	5.02	90,078	4.96	3	—	89,494	4.99	87,399	4.79	2
Total earning assets	110,581	4.27	107,785	4.51	108,643	4.51	3	2	108,222	4.53	106,766	4.33	1
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible
assets	31		50		36		-37	-13	38		59		-35
Other assets	7,349		5,371		7,116		37	3	6,731		5,541		21
Total assets	$122,554		117,799		120,388		4%	2%	$119,584		116,959		2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking
deposits	$57,103	.66	51,820	.54	55,680	.75	10%	3%	$54,610	.67	52,102	.41	5%
Time deposits	6,015	1.58	5,960	1.07	6,343	1.59	1	-5	6,309	1.51	6,025	.85	5
Deposits at Cayman Islands
office	1,716	1.14	693	1.81	1,522	1.62	148	13	1,367	1.60	394	1.43	247
Total interest-bearing
deposits	64,834	.76	58,473	.61	63,545	.85	11	2	62,286	.78	58,521	.47	6
Short-term borrowings	675	1.86	315	1.91	1,212	2.28	114	-44	1,059	2.34	331	1.63	220
Long-term borrowings	6,941	2.83	9,239	3.03	7,121	3.13	-25	-3	7,703	3.11	8,845	2.81	-13
Total interest-bearing liabilities	72,450	.97	68,027	.94	71,878	1.10	7	1	71,048	1.05	67,697	.78	5
Noninterest-bearing deposits	32,069		32,631		30,550		-2	5	30,763		31,893		-4
Other liabilities	2,203		1,752		2,123		26	4	2,055		1,739		18
Total liabilities	106,722		102,410		104,551		4	2	103,866		101,329		3
Shareholders' equity	15,832		15,389		15,837		3	—	15,718		15,630		1
Total liabilities and
shareholders' equity	$122,554		117,799		120,388		4%	2%	$119,584		116,959		2%

Net interest spread		3.30		3.57		3.41				3.48		3.55
Contribution of interest-free funds		.34		.35		.37				.36		.28
Net interest margin		3.64%		3.92%		3.78%				3.84%		3.83%

15-15-15-15-15

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31		December 31
	2019	2018	2019	2018
Income statement data
In thousands, except per share
Net income
Net income	$493,066	546,219	1,929,149	1,918,080
Amortization of core deposit and other intangible assets (1)	3,171	3,950	14,359	18,075
Net operating income	$496,237	550,169	1,943,508	1,936,155

Earnings per common share
Diluted earnings per common share	$3.60	3.76	13.75	12.74
Amortization of core deposit and other intangible assets (1)	.02	.03	.11	.12
Diluted net operating earnings per common share	$3.62	3.79	13.86	12.86

Other expense
Other expense	$823,683	802,162	3,468,682	3,288,062
Amortization of core deposit and other intangible assets	(4,305)	(5,359)	(19,490)	(24,522)
Noninterest operating expense	$819,378	796,803	3,449,192	3,263,540
Efficiency ratio
Noninterest operating expense (numerator)	$819,378	796,803	3,449,192	3,263,540
Taxable-equivalent net interest income	1,014,225	1,064,918	4,153,127	4,094,199
Other income	521,040	480,596	2,061,679	1,856,000
Less: Gain (loss) on bank investment securities	(6,452)	4,219	18,037	(6,301)
Denominator	$1,541,717	1,541,295	6,196,769	5,956,500
Efficiency ratio	53.15%	51.70%	55.66%	54.79%
Balance sheet data
In millions
Average assets
Average assets	$122,554	117,799	119,584	116,959
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(31)	(50)	(38)	(59)
Deferred taxes	8	13	10	16
Average tangible assets	$117,938	113,169	114,963	112,323
Average common equity
Average total equity	$15,832	15,389	15,718	15,630
Preferred stock	(1,250)	(1,232)	(1,272)	(1,232)
Average common equity	14,582	14,157	14,446	14,398
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(31)	(50)	(38)	(59)
Deferred taxes	8	13	10	16
Average tangible common equity	$9,966	9,527	9,825	9,762
At end of quarter
Total assets
Total assets	$119,873	120,097
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(29)	(47)
Deferred taxes	7	13
Total tangible assets	$115,258	115,470
Total common equity
Total equity	$15,717	15,460
Preferred stock	(1,250)	(1,232)
Undeclared dividends - cumulative preferred stock	—	(3)
Common equity, net of undeclared cumulative preferred dividends	14,467	14,225
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(29)	(47)
Deferred taxes	7	13
Total tangible common equity	$9,852	9,598

(1)	After any related tax effect.

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Income statement data
In thousands, except per share
Net income
Net income	$493,066	480,081	473,260	482,742	546,219
Amortization of core deposit and other intangible assets (1)	3,171	3,749	3,741	3,698	3,950
Net operating income	$496,237	483,830	477,001	486,440	550,169

Earnings per common share
Diluted earnings per common share	$3.60	3.47	3.34	3.35	3.76
Amortization of core deposit and other intangible assets (1)	.02	.03	.03	.03	.03
Diluted net operating earnings per common share	$3.62	3.50	3.37	3.38	3.79

Other expense
Other expense	$823,683	877,619	873,032	894,348	802,162
Amortization of core deposit and other intangible assets	(4,305)	(5,088)	(5,077)	(5,020)	(5,359)
Noninterest operating expense	$819,378	872,531	867,955	889,328	796,803
Efficiency ratio
Noninterest operating expense (numerator)	$819,378	872,531	867,955	889,328	796,803
Taxable-equivalent net interest income	1,014,225	1,035,469	1,047,406	1,056,027	1,064,918
Other income	521,040	527,779	512,095	500,765	480,596
Less: Gain (loss) on bank investment securities	(6,452)	3,737	8,911	11,841	4,219
Denominator	$1,541,717	1,559,511	1,550,590	1,544,951	1,541,295
Efficiency ratio	53.15%	55.95%	55.98%	57.56%	51.70%
Balance sheet data
In millions
Average assets
Average assets	$122,554	120,388	118,487	116,839	117,799
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(31)	(36)	(41)	(45)	(50)
Deferred taxes	8	10	11	12	13
Average tangible assets	$117,938	115,769	113,864	112,213	113,169
Average common equity
Average total equity	$15,832	15,837	15,630	15,569	15,389
Preferred stock	(1,250)	(1,373)	(1,232)	(1,232)	(1,232)
Average common equity	14,582	14,464	14,398	14,337	14,157
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(31)	(36)	(41)	(45)	(50)
Deferred taxes	8	10	11	12	13
Average tangible common equity	$9,966	9,845	9,775	9,711	9,527
At end of quarter
Total assets
Total assets	$119,873	125,501	121,555	120,025	120,097
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(29)	(33)	(38)	(44)	(47)
Deferred taxes	7	8	10	12	13
Total tangible assets	$115,258	120,883	116,934	115,400	115,470
Total common equity
Total equity	$15,717	15,780	15,692	15,588	15,460
Preferred stock	(1,250)	(1,250)	(1,232)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	—	—	(3)	(3)	(3)
Common equity, net of undeclared cumulative preferred dividends	14,467	14,530	14,457	14,353	14,225
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(29)	(33)	(38)	(44)	(47)
Deferred taxes	7	8	10	12	13
Total tangible common equity	$9,852	9,912	9,836	9,728	9,598

(1)	After any related tax effect.